UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2015

OSHKOSH CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices, including zip code)

(920) 235-9151

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 13, 2015, the board of directors (the “Board”) of Oshkosh Corporation (the “Company”) amended the Company’s By-Laws (as so amended, the “Amended By-Laws”) to implement “proxy access” (allowing eligible shareholders to include their own nominees for director in the Company’s proxy materials along with Board-nominated nominees) and make certain other conforming and related technical changes. The proxy access process will first be available to shareholders in connection with the Company’s 2017 annual meeting of shareholders.

The proxy access provisions of the Amended By-Laws (the “Proxy Access Provisions”) permit any shareholder or group of up to 20 shareholders who have maintained continuous qualifying ownership at least 5% of the Company’s outstanding common stock for at least the previous three years to include a specified number of director nominees in the Company’s proxy materials for an annual meeting of shareholders. A group of funds under common management and investment control will be treated as one shareholder for purposes of the limit of 20 shareholders. A nominating shareholder is considered to own only the shares for which the shareholder possesses the full voting and investment rights and the full economic interest (including the opportunity for profit and risk of loss). Under this provision, borrowed or hedged shares do not count as “owned” shares, but loaned shares will count as “owned” shares if the shareholder has the power to recall such loaned shares on five business days’ notice, recalls such loaned shares upon being notified by the Company that any of such shareholder’s nominees will be included in the Company’s proxy materials for the annual meeting and holds such shares through the date of the annual meeting.

The maximum number of shareholder nominees permitted under the Proxy Access Provisions is equal to 20% of the directors in office on the last day on which a nomination notice may be timely received. If the 20% calculation does not result in a whole number, then the maximum number of shareholder nominees is rounded down to the nearest whole number, but not less than two (the “Maximum Number”). The Maximum Number for a particular annual meeting of shareholders will be reduced by shareholder-nominated nominees for that annual meeting whose nomination is withdrawn, shareholder-nominated nominees for that annual meeting whom the Board decides to nominate for election at such annual meeting and any directors in office as of the nomination deadline who had been shareholder-nominated nominees under the Proxy Access Provisions at any of the preceding two annual meetings and whose reelection at the upcoming annual meeting is being recommended by the Board.  If one or more vacancies occurs for any reason after the nomination deadline but before the date of the annual meeting and the Board decides to reduce the size of the Board in connection with those vacancies, then the Maximum Number will be calculated based on the reduced size of the Board.

Each nominating shareholder submitting more than one nominee must rank such nominees. If the number of shareholder nominees under the Proxy Access Provisions exceeds the Maximum Number, then the highest ranking qualified nominee from each nominating shareholder will be selected for inclusion in the Company’s proxy materials until the Maximum Number is reached, going in order from largest to smallest amount of shares owned by each nominating shareholder.

If the nominating shareholder fails to continue to satisfy eligibility requirements under the Proxy Access Provisions or the nominating shareholder or its nominee breaches any of their obligations, agreements or representations described below, the nominating shareholder (or a representative of the nominating shareholder) does not appear at the annual meeting to present the nomination or the nominee becomes ineligible for inclusion in the Company’s proxy materials under the Proxy Access Provisions or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Company, then the nomination will be disregarded, no vote on such nominee will occur and the Company may omit from its Company’s proxy materials the disregarded nominee or any successor or replacement nominee.

To nominate a nominee for purposes of the Proxy Access Provisions, a nominating shareholder must give timely notice to the Secretary of the Company. To be timely, a nominating shareholder’s notice must be received not less than 120 days nor more than 150 days prior to the anniversary of the date that the Company made available its proxy materials for the preceding annual meeting of shareholders.

Each nominating shareholder is required to provide certain information, including the shareholder’s notice on Schedule 14N as filed by the nominating shareholder with the Securities and Exchange Commission (“SEC”), the information and representations that would be required by the advance notice provisions of the Amended By-Laws relating to nomination of directors (including the written consent of each shareholder nominee to being named in the proxy statement and to serve as a director, if elected) and proof of qualifying stock ownership as of the date of the submission and the record date for determining the shareholders entitled to receive notice of the annual meeting of shareholders. Such information also includes representations that the shares of the Company’s common stock owned by the nominating shareholder were acquired in the ordinary course and not with the intent to influence or change control of the Company, the nominating shareholder will maintain qualifying ownership through the date of the annual meeting, the nominating shareholder is only nominating the persons nominated pursuant to the Proxy Access Provisions, with respect to the nominating shareholder’s intentions to maintain qualifying ownership for one year after the meeting, and the nominating shareholder will not participate in other solicitations with respect to other nominees for the annual meeting or use any proxy card other than the Company’s. Such information further includes representations that the nominee qualifies as an independent director under applicable stock exchange and other rules and has not been the subject of certain criminal proceedings.  If a group of shareholders is making the nomination, then such notice must designate one member of the group for purposes of receiving communications, notices and inquiries from the Company and otherwise authorize such member to act on behalf of each other member of the group with respect to the nomination.

A nominating shareholder is permitted to include in the proxy materials a 500-word statement in support of its nominee(s). The Company may omit any information or statement that the Company, in good faith, believes is false or misleading as to a material fact, impugns character, integrity or personal reputation of any person, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations with respect to any person or would violate any applicable law or regulation.

Each nominating shareholder must execute an agreement to comply with applicable laws and rules in connection with the nomination, solicitation and election, file written communications with the Company’s shareholders with the SEC, assume liabilities related to, and indemnify the Company against losses arising out of, the nomination, and promptly notify the Company and correct information if any of the information provided by the nominating shareholder or its nominee ceases to be true and accurate in all material respects.

Each shareholder nominee must execute an agreement to make acknowledgements, enter into agreements and provide such information as the Board requires of all directors, including completing the Company’s director questionnaire, that such nominee has read and will adhere to the Company’s corporate governance guidelines and codes of ethics and that such nominee is not and will not become party to any compensatory, payment, reimbursement, indemnification or other financial agreement, arrangement or understanding in connection with service or action as a director not disclosed to the Company or any agreement, arrangement or understanding as to how such nominee would act or vote on any issue or question not disclosed to the Company or that could interfere with such nominee’s ability to comply with fiduciary duties under applicable law.

The Company may omit from its proxy materials a shareholder nominee nominated under the Proxy Access Provisions and no vote on such a nominee will occur if any shareholder has nominated a person pursuant to the advance notice provision of the Amended By-Laws, the nominee’s election would result in the Company violating its Amended By-Laws, its Articles of Incorporation or any applicable laws, regulations or listing standards, the nominee was nominated pursuant to the Proxy Access Provisions at one of the Company’s two preceding annual meetings and either withdrew or became ineligible at any such annual meeting or received a vote of less than 25% of the shares entitled to vote, or the nominee has been within the past three years an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914.

The foregoing general description of the Proxy Access Provisions is qualified in its entirety by reference to the full text of the Amended By-Laws, a copy of which is filed as Exhibit 3.1 to this report and incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.  The following exhibit is being filed herewith:

(3.1)                       By-Laws of Oshkosh Corporation, as amended effective November 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: November 16, 2015	By:	/s/ Ignacio A. Cortina
Ignacio A. Cortina
Senior Vice President, General Counsel and Secretary

OSHKOSH CORPORATION

Exhibit Index to Current Report on Form 8-K

Dated November 13, 2015

Exhibit
Number

(3.1)	By-Laws of Oshkosh Corporation, as amended effective November 13, 2015.